SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                  Form 10/A
                          Amendment No. 1 to Form 10



                 General Form For Registration of Securities
                     Pursuant to Section 12(b) or (g) of
                     the Securities Exchange Act of 1934



                                 COVANCE INC.
           (formerly known as Corning Pharmaceutical Services Inc.)
            (Exact name of registrant as specified in its charter)



                   Delaware                               22-3265977

 ----------------------------------------------     ----------------------
        (State or other jurisdiction of                (I.R.S. Employer
         incorporation or organization)              Identification No.)
              210 Carnegie Center
              Princeton, New Jersey                       08540-6233

 ----------------------------------------------     ----------------------
   (Address of principal executive offices)               (Zip Code)

                               609 452 4440
                                ------------
            (Registrant's telephone number, including area code)


Securities to be registered pursuant to Section 12(b) of the Act:

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
            Title of each class                  Name of each exchange on which
            to be so registered                  each class is to be registered

   Common Stock, with attached Preferred            New York Stock Exchange
           Stock Purchase Right

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
 ----------------------------------------------------------------------------
                               (Title of class)

                                 COVANCE INC.

INTRODUCTION


   This Registration Statement on Form 10 relates to the registration under the Securities Exchange Act of 1934, as amended, of the common stock, with attached Preferred Stock Purchase Right, of the Registrant which is being issued as described in the Information Statement, subject to completion or amendment (the "Information Statement"), dated November 5, 1996, of Corning Incorporated. Selected pages of the Information Statement which are related to the Registrant and the securities being registered hereunder (the "Covance Information") are attached hereto as Exhibit 99.1 and are incorporated herein by reference in answer to the items of this Registration Statement set forth below.



Item 1. Business

   The information required by this item is contained under the sections "Risk Factors--Risks Relating to Covance," "Business of Covance" and "The Relationship Among Corning, CCL and Covance After the Distributions" of the Covance Information and such sections are incorporated herein by reference.

Item 2. Financial Information

   The information required by this item is contained under the sections "Capitalization of Covance", "Pro Forma Financial Information of Covance," "Selected Historical Financial Data of Covance" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Covance" of the Covance Information and such sections are incorporated herein by reference.

Item 3. Properties

   The information required by this item is contained under the sections "Business of Covance--Facilities" and "Business of Covance--Services--Biomanufacturing" of the Covance Information, and such sections are incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management

   The information required by this item is contained under the section "Security Ownership of Certain Beneficial Owners and Management of Covance" of the Covance Information and such section is incorporated herein by reference.

Item 5. Directors and Executive Officers

   The information required by this item is contained under the section "Management of Covance" of the Covance Information and such section is incorporated herein by reference.

Item 6. Executive Compensation

   The information required by this item is contained under the section "Management of Covance" of the Covance Information and such section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions

   The information required by this item is contained under the section "Management of Covance" of the Covance Information and such section is incorporated herein by reference.

Item 8. Legal Proceedings

   The information required by this item is contained under the section "Business of Covance--Legal Proceedings" of the Covance Information and such section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters


   The information required by this item is contained under the sections "Risk Factors--Risks Relating to Covance--Absence of Dividends; Restrictions Imposed on Dividends by the Covance Credit Facility," "Risk Factors--Risks Relating to Covance--Absence of Prior Public Market," " Risk Factors--Risks Relating to Covance--Potential Volatility of Stock Price," "Description of Covance Capital Stock--Covance Common Stock-- Dividend Policy," "--Covance Common Stock--Listing and Trading" and "Management of Covance" of the Covance Information and such sections are incorporated herein by reference.



Item 10. Recent Sales of Unregistered Securities

   Not applicable.

Item 11. Description of Registrant's Securities to be Registered

   The information required by this item is contained under the sections "Description of Covance Capital Stock" and "Antitakeover Effects of Certain Provisions of the Covance Certificate of Incorporation and By-Laws" of the Covance Information and such sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers

   The information required by this item is contained under the section "Liability and Indemnification of Directors and Officers of Covance" of the Covance Information and such section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data

   The information required by this item is contained under the sections "Capitalization of Covance," "Pro Forma Financial Information of Covance," "Selected Historical Financial Data of Covance," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Covance" and "Financial Statements of Covance Inc." of the Covance Information and such sections are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

   Not applicable.

Item 15. Financial Statements and Exhibits

   (a) Financial Statements

   The information required by this item is contained under the section "Financial Statements of Covance Inc." of the Covance Information and such section is incorporated herein by reference.

   (b) Exhibits

 Exhibit
  Number       Description
----------     -----------
 2.1*          Form of Transaction Agreement among Corning Incorporated, Corning Life Sciences Inc., Corning
               Clinical Laboratories Inc. and Covance Inc., dated [      ], 1996
 3.1*          Certificate of Incorporation of the Registrant
 3.2*          By-Laws of the Registrant
 4.1*          Form of Common Stock certificate
 4.2*          Form of Rights Agreement between Covance Inc. and [            ], dated [        ], 1996
10.1*          Form of Tax Sharing Agreement among Corning Incorporated, Corning Clinical Laboratories Inc.
               and Covance Inc. dated [      ], 1996
10.2*          Form of Spin-Off Tax Indemnification Agreement between Corning Incorporated and Covance Inc.,
               dated [      ], 1996
10.3*          Form of Spin-Off Tax Indemnification Agreement between Covance Inc. and Corning Clinical
               Laboratories Inc., dated [      ], 1996
10.4*          Form of Spin-Off Tax Indemnification Agreement between Corning Clinical Laboratories, Inc. and
               Covance Inc., dated [      ], 1996
10.5*          Form of Credit Agreement among Covance Inc., Nationsbank, N.A., Wachovia Bank of Georgia, N.A.
               and the Lenders named therein, dated [      ], 1996
10.6*          Form of Covance Inc. Employee Stock Ownership Plan
10.7*          Form of the Stock Purchase Savings Plan of Covance Inc.
10.8*          Form of Covance Inc. Employees Stock Purchase Program
10.9*          Form of Covance Inc. Employee Equity Participation Program
10.10*         Form of the Covance Inc. Executive Retirement Supplemental Plan
10.11*         Form of Covance Inc. Restricted Share Plan
10.12*         Form of Covance Inc. Directors' Restricted Stock Plan
10.13*         Form of Covance Inc. Directors' Deferred Compensation Plan
21*            Subsidiaries of the Registrant
27*            Financial Data Schedules
99.1           Selected pages of the Information Statement, subject to completion or amendment, of Corning
               Incorporated dated November 5, 1996 (pages 2; 28-30; 101-162; F-29-F-44)


-------------
* To be filed by amendment.

                                  SIGNATURES


   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            COVANCE INC.


Dated: November 5, 1996           By: /s/ Jeffrey S. Hurwitz
                                  -------------------------------------------
                                  Jeffrey S. Hurwitz, Senior Vice President,
                                  General Counsel and Secretary



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